Exhibit 99.1

CMS Energy Announces Third Quarter Reported Earnings of $0.76 Per Share and Introduces 2021 EPS Guidance

JACKSON, Mich., October 29, 2020 – CMS Energy announced today reported net income of $218 million, or $0.76 per share, for the third quarter of 2020, compared to reported net income of $207 million, or $0.73 per share, for the same quarter in 2019. The company’s adjusted net income for the third quarter of 2020 was $221 million, or $0.77 per share. For the first nine months of 2020, the company reported net income of $597 million, or $2.09 per share, compared to reported net income of $513 million, or $1.81 per share for the same period in 2019. Adjusted net income for the first nine months of 2020 was $605 million, or $2.11 per share.

CMS Energy reaffirmed its guidance for 2020 adjusted earnings of $2.64 - $2.68* per share (*See below for important information about non-GAAP measures). Additionally, CMS Energy introduced 2021 adjusted earnings per share guidance of $2.82 to $2.86, reflecting continued strong growth of 6 to 8 percent.

“The company’s third quarter results confirm our commitment to finish the year strong both operationally and financially and to continue to prioritize those who have been affected by the pandemic,” said Patti Poppe, President and CEO of CMS Energy and Consumers Energy. “As we look to 2021, we will continue to focus on the triple bottom line of people, planet and profit.”

CMS Energy noted several accomplishments during the quarter:

•	Consumers Energy settled its gas rate case and will not file another gas case prior to December 2021.

•	Consumers Energy was named by Forbes Magazine as the best employer for women in the utility sector.

•	Consumers Energy committed $12 million to support Michigan residents and small businesses affected by COVID-19 with energy bills.

•	Consumers Energy joined a first-of-its-kind pledge with five other energy companies to build a vast network of electric vehicle fast charging stations across the Midwest from Michigan to Kansas.

CMS Energy (NYSE: CMS) is a Michigan-based company that has an electric and natural gas utility, Consumers Energy, as its primary business.

# # #

CMS Energy will hold a webcast to discuss its 2020 third quarter results and provide a business and financial outlook on October 29 at 9:30 a.m. (EDT). To participate in the webcast, go to CMS Energy’s homepage (cmsenergy.com) and select “Events and Presentations.”

Important information for investors about non-GAAP measures and other disclosures.

*This news release contains non-Generally Accepted Accounting Principles (non-GAAP) measures, such as adjusted earnings. Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, regulatory items from prior years, or other items detailed in the attached summary financial statements. Management views adjusted earnings as a key measure of the company's present operating financial performance and uses adjusted earnings for external communications with analysts and investors. Internally, the company uses adjusted earnings to measure and assess performance. Because the company is not able to estimate the impact of specific line items, which have the potential to significantly impact, favorably or unfavorably, the company's reported earnings in future periods, the company is not providing reported earnings guidance nor is it providing a reconciliation for the comparable future period earnings. The company’s adjusted earnings should be considered supplemental information to assist in understanding our business results, rather than as a substitute for the reported earnings. All references to net income refer to net income available to common stockholders and references to earnings per share are on a diluted basis.

This news release contains "forward-looking statements." The forward-looking statements are subject to risks and uncertainties that could cause CMS Energy’s and Consumers Energy’s results to differ materially. All forward-looking statements should be considered in the context of the risk and other factors detailed from time to time in CMS Energy's and Consumers Energy's Securities and Exchange Commission filings.

Investors and others should note that CMS Energy routinely posts important information on its website and considers the Investor Relations section, www.cmsenergy.com/investor-relations, a channel of distribution.

For more information on CMS Energy, please visit our website at cmsenergy.com. To sign up for email alert notifications, please visit the Investor Relations section of our website.

Media Contacts: Katie Carey, 517/740-1739

Investment Analyst Contact: Travis Uphaus, 517/817-9241

CMS ENERGY CORPORATION

Consolidated Statements of Income

(Unaudited)

	In Millions, Except Per Share Amounts
	Three Months Ended		Nine Months Ended
	9/30/20	9/30/19	9/30/20	9/30/19
Operating revenue	$1,575	$1,546	$4,882	$5,050

Operating expenses	1,206	1,195	3,872	4,122

Operating Income	369	351	1,010	928

Other income	28	31	99	81

Interest charges	143	133	421	385

Income Before Income Taxes	254	249	688	624

Income tax expense	44	42	98	110

Net Income	210	207	590	514

Income (loss) attributable to noncontrolling interests	(8)	-	(7)	1

Net Income Available to Common Stockholders	$218	$207	$597	$513

Basic Earnings Per Average Common Share	$0.76	$0.73	$2.10	$1.81
Diluted Earnings Per Average Common Share	0.76	0.73	2.09	1.81

CMS ENERGY CORPORATION

Summarized Consolidated Balance Sheets

(Unaudited)

	In Millions
	As of
	9/30/20	12/31/19
Assets
Current assets
Cash and cash equivalents	$519	$140
Restricted cash and cash equivalents	39	17
Other current assets	1,936	2,174
Total current assets	2,494	2,331
Non-current assets
Plant, property, and equipment	20,630	18,926
Other non-current assets	6,156	5,580
Total Assets	$29,280	$26,837

Liabilities and Equity
Current liabilities (1)	$1,193	$1,484
Non-current liabilities (1)	7,054	7,051
Capitalization
Debt, finance leases, and other financing (excluding securitization debt) (2)
Debt, finance leases, and other financing (excluding non-recourse and securitization debt)	11,968	10,518
Non-recourse debt	2,929	2,478
Total debt, finance leases, and other financing (excluding securitization debt)	14,897	12,996
Noncontrolling interests	578	37
Common stockholders' equity	5,320	5,018
Total capitalization (excluding securitization debt)	20,795	18,051
Securitization debt (2)	238	251
Total Liabilities and Equity	$29,280	$26,837

(1) Excludes debt, finance leases, and other financing.

(2) Includes current and non-current portions.

CMS ENERGY CORPORATION

Summarized Consolidated Statements of Cash Flows

(Unaudited)

	In Millions
	Nine Months Ended
	9/30/20	9/30/19
Beginning of Period Cash and Cash Equivalents, Including Restricted Amounts	$157	$175

Net cash provided by operating activities (3)	1,144	1,395
Net cash used in investing activities	(2,298)	(2,212)
Cash flows from operating and investing activities	(1,154)	(817)
Net cash provided by financing activities	1,555	1,075

Total Cash Flows	$401	$258

End of Period Cash and Cash Equivalents, Including Restricted Amounts	$558	$433

(3) Includes the impact of a $531 million pension contribution in 2020.

CMS ENERGY CORPORATION

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

(Unaudited)

	In Millions, Except Per Share Amounts
	Three Months Ended				Nine Months Ended
	9/30/20		9/30/19		9/30/20	9/30/19
Net Income Available to Common Stockholders	$218		$207		$597	$513
Reconciling items:
Other exclusions from adjusted earnings	4		1		11	1
Tax impact	(1)		(*	)	(2)	(*	)
Tax reform	-		-		(9)	-
Voluntary separation program	*		-		11	-
Tax impact	(*	)	-		(3)	-

Adjusted net income – non-GAAP	$221		$208		$605	$514

Average Common Shares Outstanding
Basic	285.6		283.0		284.8	282.9
Diluted	286.9		284.6		286.3	284.2

Basic Earnings Per Average Common Share
Reported net income per share	$0.76		$0.73		$2.10	$1.81
Reconciling items:
Other exclusions from adjusted earnings	0.01		*		0.03	*
Tax impact	(*	)	(*	)	(0.01)	(*	)
Tax reform	-		-		(0.03)	-
Voluntary separation program	*		-		0.04	-
Tax impact	(*	)	-		(0.01)	-

Adjusted net income per share – non-GAAP	$0.77		$0.73		$2.12	$1.81

Diluted Earnings Per Average Common Share
Reported net income per share	$0.76		$0.73		$2.09	$1.81
Reconciling items:
Other exclusions from adjusted earnings	0.01		*		0.03	*
Tax impact	(*	)	(*	)	(0.01)	(*	)
Tax reform	-		-		(0.03)	-
Voluntary separation program	*		-		0.04	-
Tax impact	(*	)	-		(0.01)	-

Adjusted net income per share – non-GAAP	$0.77		$0.73		$2.11	$1.81

* Less than $0.5 million or $0.01 per share.

Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company's present operating financial performance and uses adjusted earnings for external communications with analysts and investors.  Internally, the Company uses adjusted earnings to measure and assess performance.  Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, regulatory items from prior years, or other items detailed in these summary financial statements.  Adjusted earnings should be considered supplemental information to assist in understanding our business results, rather than as a substitute for reported earnings.